SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 10, 2000
                                                   ------------------


                            ZIASUN TECHNOLOGIES, INC.
             -----------------------------------------------------
             (Exact name of Registrant as specified in its charter)

                                     Nevada
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          (State or other jurisdiction of Incorporation or organization


       000-27349                                        84-1376402
 ------------------------                   ------------------------------------
 (Commission File Number)                   (I.R.S. Employer Identification No.)


462 Stevens Avenue, Suite 106, Solana Beach, California                 92075
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(Address of principal executive offices)                              (Zip Code)

                                 (858) 350-4060
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              (Registrant's telephone number, including area code)


                                       N/A
           ----------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets.

     Acquisition of Memory Improvement Systems, Inc.
     ----------------------------------------------

     On October 16, 2000, ZiaSun Technologies, Inc. ("ZiaSun" or the "Registrant") acquired Memory Improvement Systems, Inc., a Utah corporation ("MIS") pursuant to the terms of an Acquisition Agreement and Plan of Reorganization (the "Acquisition Agreement") entered into by the parties on October 10, 2000.

     A copy of the Acquisition Agreement is attached hereto and incorporated herein by this reference.

     Pursuant to the Acquisition Agreement ZiaSun acquired all of the issued and outstanding shares of MIS and MIS became a wholly owned subsidiary of ZiaSun. At the closing of the acquisition all of the issued and outstanding shares of MIS were delivered to ZiaSun in exchange for Four Hundred Thousand (400,000) previously authorized but unissued unregistered and restricted shares of the Common Stock, $0.001 par value per share of ZiaSun (the "ZiaSun Shares").

     The ZiaSun Shares are subject to "piggyback registration rights" under which ZiaSun has agreed, that if ZiaSun determined to register any of its securities, for its own account or the account of any of its shareholders, other than a registration on S-8 relating solely to employee stock option or purchase plans, or a registration on Form S-4 relating solely to an SEC Rule 145 transaction, ZiaSun would include in such registration the shares issued to the MIS shareholders, subject to certain limitations as set forth in the Registration Rights Agreement. A copy of the Registration Rights Agreement is attached as Exhibit 1.5, to the Acquisition Agreement.

     MIS which is located in Provo, Utah, was retained by Online Investors Advantage, Inc. ("OIA"), a wholly-owned subsidiary of ZiaSun, to (i) develop a preview seminar sales presentation, (ii) provide the key personnel to be the preview seminar sales presenters, and (iii) recruit and train additional preview seminar sales presenters. For these services OIA agreed to pay a 2% over ride commission on all sales of the preview seminar sales team. In acquiring MIS, OIA is eliminating the ongoing 2% override which is anticipated will result in a savings of several million dollars, within a few years.

Item 7. Financial Statements, Pro Forma Financial Statements And Exhibits

     (b)  Pro Forma Financial Information.
          -------------------------------

          The Pro Forma Consolidated Financial Statements taking into account the acquisition are not being filed with this Report but shall be filed pursuant to an amendment to this Report within sixty (60) days.

     (c)  Exhibits.
          --------

          2.6 Acquisition Agreement and Plan of Reorganization between ZiaSun Technologies, Inc. and the shareholders of Memory Improvement Systems, Inc., dated September 26, 2000

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

                                             ZiaSun Technologies, Inc.
                                             (Registrant)


Dated: October 17, 2000                      /S/ Allen D. Hardman
                                             -----------------------------------
                                             By:  Allen D. Hardman
                                             Its: President and CEO